AMENDMENT NO. 1
                                          TO GUARANTY ISSUANCE AGREEMENT


         AMENDMENT, dated as of March 27, 1997, to the Guaranty Issuance Agreement, dated as of June 28, 1996, by and among Hughes Electronics Corporation, Singapore Telecommunications Ltd., Baron Capital Partners, L.P., AMSC Subsidiary Corporation and American Mobile Satellite Corporation (the "Agreement").

                                               W I T N E S S E T H:

         WHEREAS, the parties hereto desire to effect certain changes to the Agreement herein contained;

         NOW, THEREFORE, the undersigned parties hereto agree as follows:

         SECTION 1. Definitions. Unless otherwise indicated, capitalized terms used herein shall have the meanings set forth in the Agreement.

         SECTION 2. Consideration for the Issuance of the Guaranties. As consideration for the execution of this Amendment No. 1 by the Guarantors, the Warrants issued to each of the Guarantors in connection with the Guarantees are hereby amended to reflect an increase in the aggregate number of Warrant Shares to 5,500,000 and a change in the exercise price to $13.00. To implement the foregoing, an amendment to each of such Warrants, in the form annexed hereto, has been executed concurrently with the execution hereof.

         SECTION 3. Change to the Performance Schedule. The Performance Schedule annexed to the Agreement as Exhibit D is hereby amended in its entirety and replaced with the Performance Schedule annexed hereto.

         SECTION 4. Section 3 of the Agreement is hereby amended in its entirety and replaced with the following:

Limitations on Amount of Guaranties. AMSC and AMSC Parent have delivered to Guarantors AMSC's 1997 Budget, including its projected borrowing needs (the "Plan"), which has formed the basis for the agreement of the Guarantors to enter into this Amendment No. 1. As consideration for the execution of this Amendment No. 1 by the Guarantors, AMSC agrees that the outstanding principal amount of the loans which are guaranteed (such outstanding amount and any payments made by Guarantors with respect to principal under the Credit Agreement, the "Guaranteed Amount") shall not, at any time, exceed the then applicable borrowing limit (the "Borrowing Limit") specified on the Performance Schedule attached hereto as Exhibit D (the "Performance Schedule").


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



         AMSC and AMSC Parent agree that the aggregate outstanding principal amount of the loans under the Credit Agreements plus any amounts paid by the Guarantors with respect to principal shall not exceed the Guaranteed Amount. The Guarantors having Pro Rata Shares greater than 50% ("Requisite Guarantors") may, by written notice delivered to AMSC, waive compliance with the then applicable Borrowing Limit and consent to borrowings by AMSC which would increase the Guaranteed Amount up to the "Borrowing Limit" specified by such waiver. A waiver granted hereunder shall not obligate the Guarantors to grant a waiver for any subsequent period or consent to any additional increase in the applicable Borrowing Limit.

         If any borrowing causes or would cause the Guaranteed Amount to exceed the then applicable Borrowing Limit, then Requisite Guarantors may, by a written notice delivered to AMSC (a "Guarantor's Notice"), decline to increase the Guaranteed Amount to cover any increased borrowings. Under the terms of the Guaranties, Guarantors will be required to purchase the outstanding notes upon the occurrence of a "Guarantor Event" under the Credit Agreements, and the commitments to extend further financing under the Credit Agreements will terminate.

         Under the terms of the Credit Agreements, at the time of each borrowing, AMSC will be required to certify that it is in compliance with the provisions of this Agreement. AMSC or AMSC Parent can so certify if the outstanding amount of the loans after such borrowing will be less than the then applicable Borrowing Limit or if, and to the extent that, Requisite Guarantors shall have modified such Borrowing Limit. At the request of AMSC and AMSC Parent, any Borrowing Limit may be modified with the written consent of Requisite Guarantors. If Requisite Guarantors propose to increase the applicable Borrowing Limit for any period to an amount in excess of that set forth on the Performance Schedule, such proposal shall be discussed with the other Guarantors prior to granting such consent.

         Any action by Requisite Guarantors in accordance with this Section 3 shall bind all Guarantors. Any notice delivered under this Section shall be delivered to all Guarantors, but failure of all Guarantors to receive such notice shall not affect the validity of such notice.

         Nothing  in  this  Section  shall  limit  the   enforceability  by  the
"Guaranteed Parties" of any Guaranty in accordance with its terms.

         Within 45 days after the end of each fiscal quarter, AMSC Parent shall deliver to each Guarantor the unaudited consolidated and consolidating balance sheets of AMSC and AMSC Parent as of the end of such quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows, and certified by the chief financial officer as fairly presenting, in all material respects, in accordance with generally accepted accounting principles (except for the absence of footnote disclosure), the financial position and the results of operations of AMSC and AMSC Parent.

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         SECTION 5.  Miscellaneous.

            (a) AMSC and AMSC Parent hereby represent to the Guarantors that, as of the date hereof, and after giving effect to this Amendment No. 1 and the transactions contemplated hereby, no Default (as such term in defined in the Credit Agreements) has occurred and is continuing.

            (b) AMSC hereby reaffirms that the Registration Rights Agreement is in full force and effect and that all of the shares of common stock of AMSC Parent issuable upon exercise of the Warrants, as such number of shares has been increased as described in this Amendment No. 1, constitute Registrable Securities (as such term is defined in the Registration Rights Agreement).

            (c) AMSC and AMSC Parent hereby represent to the Guarantors that each representation and warranty set forth in Section 11 of the Agreement is true and correct as of the date hereof, except that (i) each reference therein to "this Agreement" shall be deemed to be a reference to this Amendment No. 1,
                    (ii) all references to the Warrants, the Registration Rights Agreement and the Common Stock shall give effect to the transactions contemplated hereby, and (iii) the reference in
                    Section 11(e) of the Agreement to December 31, 1995 instead shall be to December 31, 1996.

            (d) Except as expressly amended hereby, the terms of the Agreement remain unchanged and the Agreement, as amended hereby, continues in full force and effect.

            (e) Concurrently with the execution hereof, each Guarantor shall receive the written opinion of counsel to AMSC and AMSC Parent as to the due authorization, execution and enforceability of this Amendment No. 1 and Amendment No. 1 to the Warrant Certificates, in form and substance satisfactory to each Guarantor; and

            (f) AMSC Parent hereby advises each of the Guarantors that the Board of Directors of AMSC Parent has received an opinion from Donaldson, Lufkin & Jenrette Securities Corporation to the effect that the transactions contemplated hereby, including the increase in the number of shares covered by the Warrants and the reduction of the exercise price of the Warrants, are fair to AMSC and AMSC Parent from a financial point of view.


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




         SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 8. Effectiveness. This Amendment shall become effective when AMSC has received signature pages hereof signed by the Requisite Guarantors or facsimile or other written confirmation that such parties have signed a counterpart hereof.



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



         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to the Agreement to be executed by its duly authorized officer.

AMSC SUBSIDIARY CORPORATION                 SINGAPORE TELECOMMUNICATIONS
                                             LTD.

By:  /s/RICHARD J. BURNHEIMER                     By:  /s/HO SIAW HONG
     ---------------------------                  ---------------------------
     Name: Richard J. Burnheimer                  Name: Ho Siaw Hong
     Title: VP & Treasurer                        Title: Senior Director

AMERICAN MOBILE SATELLITE                    BARON CAPITAL PARTNERS, L.P.,
 CORPORATION                                   a Delaware limited partnership

By:  /s/RICHARD J. BURNHEIMER                By:  Baron Capital Management,
     ---------------------------                   Inc., a General Partner
     Name: Richard J. Burnheimer
     Title: VP & Treasurer                   By:  /s/MORTY SCHAJA
                                                  ---------------------------
HUGHES ELECTRONICS CORPORATION                    Name:  Morty Schaja
                                                  Title: V.P.
By:  /s/AMNON CARR
     ---------------------------
     Name: Amnon Carr
     Title: Assistant Treasurer






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


                                    EXHIBIT D

                                       TO

                          GUARANTEE ISSUANCE AGREEMENT
                     (As Amended by Amendment No. 1 thereto)


                              Performance Schedule
                                    ($000's)

                  01/01/97          04/01/97         07/01/97          10/01/97
                     to                to               to                to
                  03/31/97          06/30/97         09/30/97          12/31/97
                  --------          --------         --------          --------


Borrowing Limit   $170,000          $180,000         $190,000          $200,000



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
                                 AMENDMENT NO. 1
              TO WARRANT CERTIFICATES FOR THE PURCHASE OF SHARES OF COMMON STOCK OF AMERICAN MOBILE SATELLITE CORPORATION


         AMENDMENT, dated as of March 27, 1997, to each of those Warrant Certificates dated as of June 28, 1996 (the "Warrants" and capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Warrants), issued by American Mobile Satellite Corporation (the "Company") to each of Hughes Electronics Corporation, Singapore Telecommunications Ltd. and Baron
Capital Partners, L.P. (collectively, the "Holders").

                              W I T N E S S E T H:

         WHEREAS, the Company previously issued to the Holders Warrants that represented in the aggregate the right to purchase 5,000,000 shares of Common Stock at an Exercise Price of $24.00 per share;

         WHEREAS, the Company, the Holders and AMSC are entering into on the date hereof Amendment No. 1 ("Amendment No. 1") to the Guaranty Issuance Agreement;

         WHEREAS, as contemplated by Amendment No.1, the parties hereto desire to amend certain terms of the Warrants.

         NOW, THEREFORE, the undersigned parties hereto agree as follows:

         SECTION 1.  Amendments.

         a. Section 1 of each of the Warrants is hereby amended by modifying the definition of "Exercise Price" to read in its entirety as follows: "Exercise Price" means initially $13.00 per Warrant Share, as adjusted from time to time.

         b. The Warrant Share Amount reflected in the preamble to each of the Warrants shall be modified as follows:

                  Holder                                   Warrant Share Amount
                  ------                                   --------------------

         Hughes Electronics Corporation                              4,125,000

         Singapore Telecommunications Ltd.                             687,500

         Baron Capital Partners, L.P.                                  687,500

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


         c.  Section 15 of the Warrants is hereby deleted in its entirety.

         SECTION 2. Reaffirmance. Except as expressly amended hereby, the terms of the Warrants remain unchanged and the Warrants, as amended hereby, are in full force and effect.

         SECTION 3. Issuance of Replacement Warrant. Upon the request of any Holder, the Company promptly shall issue a new Warrant, incorporating the amendments effected hereby, to replace the presently outstanding Warrant held by such Holder.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment No. 1 by its duly authorized officer as of the day and year first set forth above.



AMERICAN MOBILE SATELLITE                    SINGAPORE TELECOMMUNICATIONS
  CORPORATION                                 LTD.

By:  /s/RICHARD J. BURNHEIMER                     By:  /s/HO SIAW HONG
     ---------------------------                  ---------------------------
     Name: Richard J. Burnheimer                  Name: Ho Siaw Hong
     Title: VP & Treasurer                        Title: Senior Director

HUGHES ELECTRONICS CORPORATION               BARON CAPITAL PARTNERS, L.P.,
                                              a Delaware limited partnership
By:  /s/AMNON CARR
     ---------------------------
     Name: Amnon Carr                        By:  Baron Capital Management,
     Title: Assistant Treasurer                    Inc., a General Partner

                                             By:  /s/MORTY SCHAJA
                                                  -------------------------
                                                     Name:  Morty Schaja
                                                     Title: V.P.



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